EXHIBIT 23.5



                              Hovde Financial, Inc.
                     INVESTMENT BANKERS & FINANCIAL ADVISORS


                                   CONSENT OF
                              HOVDE FINANCIAL, INC.


             We hereby consent to the use of our opinion letter dated June 1, 1998 to the Board of Directors of Home Bancorp of Elgin, Inc. (the "Company") attached as Appendix D to the Company's Joint Proxy Statement-Prospectus constituting part of the Registration Statement on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the heading "THE MERGER - Opinions of Financial Advisors - HBE's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                      HOVDE FINANCIAL, INC.


                                      /s/ Horde Financial, Inc.


   Inverness, Illinois
   September 24, 1998